Exhibit 99.1

NEWS RELEASE Investor Contact: Robb Timme, Vice President, Investor Relations 920-491-7059 Media Contact: Jennifer Kaminski, Vice President, Public Relations Senior Manager 920-491-7576

Associated Banc-Corp Reports Third Quarter Earnings of $0.48 Per Common Share, or $0.49 Per Common Share Excluding $3 million in Acquisition Related Costs1

Earnings per share up 17% from the prior year
GREEN BAY, Wis. -- October 18, 2018 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $84 million, or $0.48 per common share for the quarter ended September 30, 2018. This compares to net income available to common equity of $63 million, or $0.41 per common share for the quarter ended September 30, 2017.
“Associated's customer deposit franchise continues to be strong. Data recently released by the FDIC shows that we grew our deposits 14% in Illinois and maintained our #3 ranking in Wisconsin with nearly 11% market share. Additionally, during the third quarter we saw robust deposit inflows from our municipal customers which allowed us to further reduce our higher cost network deposits." said President and CEO Philip B. Flynn. "We are also pleased with our year over year EPS growth. Our commercial and business lending portfolios had solid results and we continued to benefit from a benign credit environment that allowed us to further reduce our provision for credit loss."

THIRD QUARTER 2018 SUMMARY (all comparisons to the third quarter of 2017)

•	Average loans of $23.0 billion were up 10%, or $2.1 billion

•	Average deposits of $24.7 billion were up 10%, or $2.3 billion

•	Net interest income of $219 million increased $29 million, or 15%

•	Net interest margin of 2.92% improved 8 basis points from 2.84%

•	Provision for credit losses was negative $5 million, down from $5 million

•	Noninterest income of $88 million was up $2 million, or 3%

•	Noninterest expense of $204 million was up $27 million and included $2 million of acquisition related expenses

•	Income before income taxes was up 16%, or $15 million

•	During the quarter, the Company repurchased approximately 4 million shares, or $118 million, of common stock

•	Total dividends paid per common share were $0.15, up 25%

1This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. See page 10 of the attached tables for a reconciliation of GAAP financial measures to non-GAAP financial measures which exclude acquisition related costs.

Loans
Third quarter 2018 average loans of $23.0 billion were up 10%, or $2.1 billion from the third quarter of 2017, and were essentially unchanged from the second quarter of 2018.
With respect to third quarter 2018 average balances by loan category:

•	Consumer lending increased $1.0 billion from the year ago quarter, and grew $12 million from the second quarter of 2018 to $9.6 billion.

•
Commercial and business lending increased $620 million from the year ago quarter and increased $242 million from the second quarter of 2018 to $7.9 billion. C&I loan growth was spread across all specialized lines of business and in the general commercial portfolio.

•	Commercial real estate lending increased $447 million from the third quarter of 2017, but decreased $285 million from the second quarter of 2018 to $5.4 billion.

Deposits
Third quarter 2018 average deposits of $24.7 billion were up $2.3 billion, or 10% from the year ago quarter, and were up $1.0 billion compared to the second quarter of 2018 due to seasonal inflows from municipal customers.
With respect to third quarter 2018 average balances by deposit category:

•	Interest-bearing demand deposits increased $995 million from the year ago quarter and increased $253 million from the second quarter of 2018 to $5.0 billion.

•	Money market deposits increased $929 million from the year ago quarter and increased $356 million from the second quarter of 2018 to $7.5 billion.

•	Time deposits increased $790 million from the year ago quarter and increased $413 million from the second quarter of 2018 to $3.0 billion.

•	Savings increased $356 million from the year ago quarter and increased $9 million from the second quarter of 2018 to $1.9 billion.

•	Noninterest-bearing demand deposits increased $319 million from the year ago quarter and increased $179 million from the second quarter of 2018 to $5.3 billion.

•	Network transaction deposits decreased $1.1 billion from the year ago quarter and decreased $161 million from the second quarter of 2018 to $2.0 billion.

Net Interest Income and Net Interest Margin
Third quarter 2018 net interest income of $219 million was up 15%, or $29 million, with the net interest margin increasing 8 basis points to 2.92% from the year ago quarter. Third quarter 2018 net interest income decreased 3%, or $7 million, with the net interest margin decreasing 10 basis points from the prior quarter.

•	The average yield on total commercial loans for the third quarter of 2018 increased 80 basis points to 4.73% from the year ago quarter, but decreased 2 basis points from the prior quarter.

•	The average cost of total interest-bearing deposits for the third quarter of 2018 increased 40 basis points to 1.03% from the year ago quarter and increased 20 basis points from the prior quarter.

•
The net free funds benefit, the benefit of holding noninterest-bearing demand deposits, increased 10 basis points in the third quarter of 2018 compared to the year ago quarter and increased 5 basis points from the prior quarter.

Noninterest Income
Third quarter 2018 total noninterest income of $88 million increased $2 million from the year ago quarter, but decreased $5 million from the prior quarter.
With respect to third quarter 2018 noninterest income line items:

•
Insurance commissions and fees were up $2 million from the year ago quarter, driven by the acquisitions of Diversified Insurance Solutions and Anderson Insurance, but were down $2 million from the prior quarter due to seasonal fluctuations of the employee benefits and property and casualty businesses.

•	Mortgage banking fees were down $3 million from the year ago quarter and down $2 million from the prior quarter due to lower sales and refinancing volumes in the underlying housing market.

Noninterest Expense
Third quarter 2018 total noninterest expense of $204 million increased 15%, or $27 million from the year ago quarter, but decreased $7 million from the prior quarter. Third quarter 2018 noninterest expense includes $2 million of Bank Mutual acquisition related costs.
With respect to third quarter 2018 noninterest expense line items:

•
Personnel expense increased $16 million from the year ago quarter, primarily driven by the additional cost of Bank Mutual staff. Personnel expense was essentially unchanged from the second quarter of 2018.

•	Technology expense increased $2 million from the year ago quarter, but decreased by $2 million from the prior quarter. The changes were largely driven by the additional cost of Bank Mutual operations.

•
Occupancy expense increased $2 million from the year ago quarter, with most of the increase coming from the additional expense of acquired Bank Mutual facilities. Occupancy expense was down slightly from the prior quarter.

•	Acquisition related costs decreased $5 million from the prior quarter.

Taxes
The third quarter 2018 effective tax rate was 21% compared to 31% in the year ago quarter. The decrease is primarily due to the Tax Cut and Jobs Act (TCJA) signed into law on December 22, 2017.

Credit
The third quarter provision for credit losses was negative $5 million, down from $5 million in the year ago quarter and down from $4 million in the prior quarter.
With respect to third quarter 2018 credit quality:

•	Potential problem loans of $236 million were down $22 million from the year ago quarter and were down $5 million from the prior quarter.

•
Nonaccrual loans of $154 million were down $56 million from the year ago quarter and were down $50 million from the prior quarter. The decrease was primarily driven by credit upgrades and payoffs. The nonaccrual loans to total loans ratio was 0.67% in the third quarter, compared to 1.01% in the year ago quarter, and 0.89% in the prior quarter.

•	Net charge offs of $12 million were up $2 million from the year ago quarter and were up $4 million from the prior quarter. Net oil and gas charge offs were $9 million in the third quarter.

•
The allowance for loan losses of $236 million was down $40 million from the year ago quarter and was down $16 million from the prior quarter. The allowance for loan losses to total loans ratio was 1.03% in the third quarter of 2018, compared to 1.32% in the year ago quarter, and 1.10% in the prior quarter.

•
The allowance related to the oil and gas portfolio was $10 million at September 30, 2018 and represented 1.4% of total oil and gas loans compared to 5.2% in the year ago quarter, and 2.5% in the prior quarter.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.4% at September 30, 2018. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.
During the quarter, the Company repurchased approximately 4 million shares, or $118 million, of common stock, at an average price of $27.09 per share.

THIRD QUARTER 2018 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 18, 2018. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp third quarter 2018 earnings call. The third quarter 2018 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.
ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $33 billion and is one of the top 50 publicly traded U.S. bank holding companies. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from more than 230 banking locations serving more than 110 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.
FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance.  Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook,” or similar expressions.  Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements.  Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings.  Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES
This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.
# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
(In thousands)	Sep 30, 2018	Jun 30, 2018	Seql Qtr $ Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr $ Change
Assets
Cash and due from banks	$374,168	$396,761	$(22,593)	$328,260	$483,666	$354,331	$19,837
Interest-bearing deposits in other financial institutions	147,848	71,462	76,386	94,918	199,702	109,596	38,252
Federal funds sold and securities purchased under agreements to resell	24,325	3,150	21,175	10,000	32,650	27,700	(3,375)
Investment securities held to maturity, at amortized cost	2,661,755	2,602,247	59,508	2,443,203	2,282,853	2,233,579	428,176
Investment securities available for sale, at fair value	4,054,197	4,261,651	(207,454)	4,485,875	4,043,446	3,801,699	252,498
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	220,825	249,040	(28,215)	233,216	165,331	172,446	48,379
Residential loans held for sale	134,361	143,022	(8,661)	103,953	85,544	113,064	21,297
Commercial loans held for sale	30,452	—	30,452	6,091	—	9,718	20,734
Loans	22,867,112	22,976,786	(109,674)	22,810,491	20,784,991	20,931,460	1,935,652
Allowance for loan losses	(236,250)	(252,601)	16,351	(257,058)	(265,880)	(276,551)	40,301
Loans, net	22,630,861	22,724,184	(93,323)	22,553,433	20,519,111	20,654,909	1,975,952
Bank and corporate owned life insurance	661,009	659,592	1,417	657,841	591,057	589,093	71,916
Tax credit and other investments	132,355	137,051	(4,696)	142,368	147,099	120,927	11,428
Trading assets	140,328	132,919	7,409	102,890	69,675	48,429	91,899
Premises and equipment	358,926	361,385	(2,459)	381,327	330,963	330,065	28,861
Goodwill	1,168,922	1,166,665	2,257	1,153,156	976,239	972,006	196,916
Mortgage servicing rights, net	67,872	66,980	892	66,407	58,384	58,377	9,495
Other intangible assets, net	78,069	80,346	(2,277)	79,714	15,580	14,080	63,989
Other assets	602,730	596,190	6,540	523,855	482,294	454,528	148,202
Total assets	$33,489,002	$33,652,647	$(163,645)	$33,366,505	$30,483,594	$30,064,547	$3,424,455
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,421,270	$5,341,361	$79,909	$5,458,473	$5,478,416	$5,177,734	$243,536
Interest-bearing deposits	19,410,342	18,474,953	935,389	18,367,129	17,307,546	17,155,717	2,254,625
Total deposits	24,831,612	23,816,314	1,015,298	23,825,602	22,785,962	22,333,451	2,498,161
Federal funds purchased and securities sold under agreements to repurchase	166,556	203,733	(37,177)	283,954	324,815	476,550	(309,994)
Commercial paper	43,604	52,791	(9,187)	82,420	67,467	68,067	(24,463)
FHLB advances	3,332,655	4,797,857	(1,465,202)	4,515,887	3,184,168	3,170,172	162,483
Other long-term funding	795,215	497,619	297,596	497,451	497,282	497,113	298,102
Trading liabilities	138,940	131,612	7,328	100,247	67,660	46,812	92,128
Accrued expenses and other liabilities	383,381	382,476	905	348,246	318,797	268,781	114,600
Total liabilities	29,691,963	29,882,403	(190,440)	29,653,806	27,246,151	26,860,946	2,831,017
Stockholders’ equity
Preferred equity	256,716	159,401	97,315	159,853	159,929	159,929	96,787
Common equity
Common stock	1,752	1,751	1	1,741	1,618	1,615	137
Surplus	1,834,017	1,828,965	5,052	1,823,800	1,454,188	1,442,328	391,689
Retained earnings	1,977,925	1,920,579	57,346	1,859,068	1,819,230	1,792,184	185,741
Accumulated other comprehensive income (loss)	(135,520)	(119,888)	(15,632)	(107,673)	(62,758)	(54,288)	(81,232)
Treasury stock, at cost	(137,852)	(20,564)	(117,288)	(24,089)	(134,764)	(138,167)	315
Total common equity	3,540,322	3,610,843	(70,521)	3,552,847	3,077,514	3,043,672	496,650
Total stockholders’ equity	3,797,038	3,770,244	26,794	3,712,699	3,237,443	3,203,601	593,437
Total liabilities and stockholders’ equity	$33,489,002	$33,652,647	$(163,645)	$33,366,505	$30,483,594	$30,064,547	$3,424,455
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)
(In thousands, except per share data)			Comp Qtr		YTD	YTD	Comp YTD
	3Q18	3Q17	$ Change	% Change	Sep 2018	Sep 2017	$ Change	% Change
Interest income
Interest and fees on loans	$249,649	$196,972	$52,677	27%	$716,329	$554,867	$161,462	29%
Interest and dividends on investment securities
Taxable	29,895	24,162	5,733	24%	90,622	71,295	19,327	27%
Tax-exempt	11,883	8,268	3,615	44%	31,883	24,540	7,343	30%
Other interest	4,036	2,492	1,544	62%	9,366	5,581	3,785	68%
Total interest income	295,464	231,894	63,570	27%	848,201	656,283	191,918	29%
Interest expense
Interest on deposits	50,116	27,778	22,338	80%	121,959	65,882	56,077	85%
Interest on Federal funds purchased and securities sold under agreements to repurchase	504	768	(264)	(34)%	1,564	2,107	(543)	(26)%
Interest on other short-term funding	38	70	(32)	(46)%	150	239	(89)	(37)%
Interest on FHLB advances	19,318	8,612	10,706	124%	53,720	20,209	33,511	166%
Interest on long-term funding	6,095	4,544	1,551	34%	15,183	13,632	1,551	11%
Total interest expense	76,072	41,772	34,300	82%	192,576	102,068	90,508	89%
Net interest income	219,392	190,122	29,270	15%	655,625	554,215	101,410	18%
Provision for credit losses	(5,000)	5,000	(10,000)	(200)%	(1,000)	26,000	(27,000)	(104)%
Net interest income after provision for credit losses	224,392	185,122	39,270	21%	656,625	528,215	128,410	24%
Noninterest income
Insurance commissions and fees	21,636	19,815	1,821	9%	68,279	62,288	5,991	10%
Service charges and deposit account fees	16,904	16,268	636	4%	49,714	48,654	1,060	2%
Card-based and loan fees	14,090	12,619	1,471	12%	41,899	38,848	3,051	8%
Trust and asset management fees	14,140	12,785	1,355	11%	40,946	37,066	3,880	10%
Brokerage commissions and fees	7,084	4,392	2,692	61%	21,253	13,071	8,182	63%
Mortgage banking, net	4,012	6,585	(2,573)	(39)%	16,640	16,191	449	3%
Capital markets, net	5,099	4,610	489	11%	15,189	12,535	2,654	21%
Bank and corporate owned life insurance	3,540	6,580	(3,040)	(46)%	10,705	13,094	(2,389)	(18)%
Asset gains (losses), net (1)	(1,037)	(16)	(1,021)	N/M	1,353	(716)	2,069	N/M
Investment securities gains (losses), net	30	3	27	N/M	(1,985)	359	(2,344)	N/M
Other	2,802	2,254	548	24%	7,529	6,746	783	12%
Total noninterest income	88,300	85,895	2,405	3%	271,522	248,136	23,386	9%
Noninterest expense
Personnel	124,476	108,098	16,378	15%	366,141	321,946	44,195	14%
Occupancy	14,519	12,294	2,225	18%	44,947	40,345	4,602	11%
Technology	17,563	15,233	2,330	15%	54,730	45,126	9,604	21%
Equipment	5,838	5,232	606	12%	17,347	15,951	1,396	9%
Business development and advertising	8,213	7,764	449	6%	21,973	20,751	1,222	6%
Legal and professional	5,476	6,248	(772)	(12)%	17,173	16,125	1,048	6%
Card issuance and loan costs	3,677	3,330	347	10%	10,154	8,924	1,230	14%
Foreclosure / OREO expense, net	950	906	44	5%	2,694	3,593	(899)	(25)%
FDIC assessment	7,750	7,800	(50)	(1)%	24,250	23,800	450	2%
Other intangible amortization	2,233	450	1,783	N/M	5,926	1,459	4,467	N/M
Acquisition related costs (2)	2,271	—	2,271	N/M	29,983	—	29,983	N/M
Other	11,445	10,072	1,373	14%	33,318	29,413	3,905	13%
Total noninterest expense	204,413	177,427	26,986	15%	628,636	527,434	101,202	19%
Income before income taxes	108,279	93,590	14,689	16%	299,510	248,917	50,593	20%
Income tax expense	22,349	28,589	(6,240)	(22)%	54,932	69,663	(14,731)	(21)%
Net income	85,929	65,001	20,928	32%	244,578	179,254	65,324	36%
Preferred stock dividends	2,409	2,339	70	3%	7,077	7,008	69	1%
Net income available to common equity	$83,521	$62,662	$20,859	33%	$237,501	$172,246	$65,255	38%
Earnings per common share
Basic	$0.49	$0.41	$0.08	20%	$1.40	$1.13	$0.27	24%
Diluted	$0.48	$0.41	$0.07	17%	$1.38	$1.11	$0.27	24%
Average common shares outstanding
Basic	170,516	150,565	19,951	13%	168,249	150,983	17,266	11%
Diluted	172,802	152,968	19,834	13%	170,876	153,782	17,094	11%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)
3Q18 includes approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains; YTD Sep 2018 includes approximately $2 million of Bank Mutual acquisition related asset losses net of asset gains.

(2)	Includes Bank Mutual acquisition related costs only.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
(In thousands, except per share data)			Seql Qtr					Comp Qtr
	3Q18	2Q18	$ Change	% Change	1Q18	4Q17	3Q17	$ Change	% Change
Interest income
Interest and fees on loans	$249,649	$246,646	$3,003	1%	$220,034	$194,133	$196,972	$52,677	27%
Interest and dividends on investment securities
Taxable	29,895	30,623	(728)	(2)%	30,104	25,614	24,162	5,733	24%
Tax-exempt	11,883	10,783	1,100	10%	9,217	8,437	8,268	3,615	44%
Other interest	4,036	3,153	883	28%	2,177	2,138	2,492	1,544	62%
Total interest income	295,464	291,205	4,259	1%	261,532	230,322	231,894	63,570	27%
Interest expense
Interest on deposits	50,116	38,431	11,685	30%	33,412	28,143	27,778	22,338	80%
Interest on Federal funds purchased and securities sold under agreements to repurchase	504	538	(34)	(6)%	522	420	768	(264)	(34)%
Interest on other short-term funding	38	51	(13)	(25)%	60	54	70	(32)	(46)%
Interest on FHLB advances	19,318	21,279	(1,961)	(9)%	13,123	10,156	8,612	10,706	124%
Interest on long-term funding	6,095	4,544	1,551	34%	4,544	4,544	4,544	1,551	34%
Total interest expense	76,072	64,843	11,229	17%	51,661	43,317	41,772	34,300	82%
Net Interest income	219,392	226,362	(6,970)	(3)%	209,871	187,005	190,122	29,270	15%
Provision for credit losses	(5,000)	4,000	(9,000)	N/M	—	—	5,000	(10,000)	(200)%
Net interest income after provision for credit losses	224,392	222,362	2,030	1%	209,871	187,005	185,122	39,270	21%
Noninterest income
Insurance commissions and fees	21,636	23,996	(2,360)	(10)%	22,648	19,186	19,815	1,821	9%
Service charges and deposit account fees	16,904	16,390	514	3%	16,420	15,773	16,268	636	4%
Card-based and loan fees	14,090	14,387	(297)	(2)%	13,422	13,840	12,619	1,471	12%
Trust and asset management fees	14,140	13,437	703	5%	13,369	13,125	12,785	1,355	11%
Brokerage commissions and fees	7,084	6,896	188	3%	7,273	6,864	4,392	2,692	61%
Mortgage banking, net	4,012	6,258	(2,246)	(36)%	6,370	3,169	6,585	(2,573)	(39)%
Capital markets, net	5,099	4,783	316	7%	5,306	7,107	4,610	489	11%
Bank and corporate owned life insurance	3,540	3,978	(438)	(11)%	3,187	3,156	6,580	(3,040)	(46)%
Asset gains (losses), net (1)	(1,037)	2,497	(3,534)	(142)%	(107)	(528)	(16)	(1,021)	N/M
Investment securities gains (losses), net	30	(2,015)	2,045	(101)%	—	75	3	27	N/M
Other	2,802	2,235	567	25%	2,492	2,777	2,254	548	24%
Total noninterest income	88,300	92,842	(4,542)	(5)%	90,380	84,544	85,895	2,405	3%
Noninterest expense
Personnel	124,476	123,980	496	—%	117,685	107,031	108,098	16,378	15%
Occupancy	14,519	15,071	(552)	(4)%	15,357	13,497	12,294	2,225	18%
Technology	17,563	19,452	(1,889)	(10)%	17,715	17,878	15,233	2,330	15%
Equipment	5,838	5,953	(115)	(2)%	5,556	5,250	5,232	606	12%
Business development and advertising	8,213	7,067	1,146	16%	6,693	8,195	7,764	449	6%
Legal and professional	5,476	6,284	(808)	(13)%	5,413	6,384	6,248	(772)	(12)%
Card issuance and loan costs	3,677	3,173	504	16%	3,304	2,836	3,330	347	10%
Foreclosure / OREO expense, net	950	1,021	(71)	(7)%	723	1,285	906	44	5%
FDIC assessment	7,750	8,250	(500)	(6)%	8,250	7,500	7,800	(50)	(1)%
Other intangible amortization	2,233	2,168	65	3%	1,525	500	450	1,783	N/M
Acquisition related costs (2)	2,271	7,107	(4,836)	(68)%	20,605	—	—	2,271	N/M
Other	11,445	11,732	(287)	(2)%	10,140	11,343	10,072	1,373	14%
Total noninterest expense	204,413	211,258	(6,845)	(3)%	212,965	181,699	177,427	26,986	15%
Income before income taxes	108,279	103,947	4,332	4%	87,285	89,850	93,590	14,689	16%
Income tax expense	22,349	14,754	7,595	51%	17,829	39,840	28,589	(6,240)	(22)%
Net income	85,929	89,192	(3,263)	(4)%	69,456	50,010	65,001	20,928	32%
Preferred stock dividends	2,409	2,329	80	3%	2,339	2,339	2,339	70	3%
Net income available to common equity	$83,521	$86,863	$(3,342)	(4)%	$67,117	$47,671	$62,662	$20,859	33%
Earnings per common share
Basic	$0.49	$0.51	$(0.02)	(4)%	$0.41	$0.31	$0.41	$0.08	20%
Diluted	$0.48	$0.50	$(0.02)	(4)%	$0.40	$0.31	$0.41	$0.07	17%
Average common shares outstanding
Basic	170,516	170,633	(117)	—%	163,520	150,563	150,565	19,951	13%
Diluted	172,802	173,409	(607)	—%	166,432	153,449	152,968	19,834	13%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)
3Q18 includes approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains; 2Q18 includes approximately $1 million of Bank Mutual acquisition related asset losses net of asset gains.

(2)	Includes Bank Mutual acquisition related costs only.

Associated Banc-Corp Selected Quarterly Information
(In millions, except share and per share, full time equivalent employee and branch count data)	YTD Sep 2018	YTD Sep 2017	3Q18	2Q18	1Q18	4Q17	3Q17
Per common share data
Dividends	$0.45	$0.36	$0.15	$0.15	$0.15	$0.14	$0.12
Market value:
High	28.85	26.50	28.35	28.85	26.90	26.10	25.70
Low	23.60	21.25	26.00	24.20	23.60	24.00	21.25
Close	26.00	24.25	26.00	27.30	24.85	25.40	24.25
Book value	20.91	19.98	20.91	20.81	20.63	20.13	19.98
Tangible book value / share	$13.55	$13.51	$13.55	$13.62	$13.47	$13.65	$13.51
Performance ratios (annualized)
Return on average assets	0.99%	0.82%	1.02%	1.07%	0.88%	0.66%	0.86%
Effective tax rate	18.34%	27.99%	20.64%	14.19%	20.43%	44.34%	30.55%
Dividend payout ratio (1)	32.14%	31.86%	30.61%	29.41%	36.59%	45.16%	29.27%
Net interest margin	2.95%	2.83%	2.92%	3.02%	2.92%	2.79%	2.84%
Selected trend information
Average full time equivalent employees (2)	4,712	4,308	4,707	4,792	4,637	4,303	4,324
Branch count			236	237	271	213	214
Assets under management, at market value (3)			11,206	$10,776	$10,540	$10,555	$9,243
Mortgage loans originated for sale during period	$848	$466	$331	$319	$198	$249	$246
Mortgage loan settlements during period	$827	$552	$345	$294	$188	$268	$188
Mortgage portfolio serviced for others			$8,547	$8,501	$8,507	$7,647	$7,653
Mortgage servicing rights, net / mortgage portfolio serviced for others			0.79%	0.79%	0.78%	0.76%	0.76%
Shares outstanding, end of period			169,293	173,526	172,182	152,846	152,316
Net shares issuable to Associated Banc-Corp warrant ("ASBWS") holders (4)			33	136	1,023	1,134	903
Selected quarterly ratios
Loans / deposits			92.09%	96.47%	95.74%	91.22%	93.72%
Stockholders’ equity / assets			11.34%	11.20%	11.13%	10.62%	10.66%
Risk-based capital (5) (6)
Total risk-weighted assets			$23,907	$24,059	$23,535	$21,544	$21,657
Common equity Tier 1			$2,475	$2,528	$2,474	$2,172	$2,144
Common equity Tier 1 capital ratio			10.35%	10.51%	10.51%	10.08%	9.90%
Tier 1 capital ratio			11.42%	11.17%	11.19%	10.82%	10.64%
Total capital ratio			13.56%	13.36%	13.45%	13.22%	13.04%
Tier 1 leverage ratio			8.43%	8.32%	8.48%	8.02%	7.93%
Loans
Recorded investment on loans			$22,800	$22,916	$22,756	$20,699	$20,849
Net unaccreted Bank Mutual purchase discount			(21)	(26)	(34)	—	—
Net other deferred costs			87	87	88	86	83
Loans			$22,867	$22,977	$22,810	$20,785	$20,931
Numbers may not sum due to rounding.

(1)	Ratio is based upon basic earnings per common share.

(2)	Average full time equivalent employees without overtime.

(3)	Excludes assets held in brokerage accounts.

(4)	Based on the treasury stock method and the period-end close price. The ASBWS warrants will expire on November 21, 2018.

(5)
The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.

(6)	September 30, 2018 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
(In thousands)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$252,601	$257,058	(2)%	$265,880	$276,551	$281,101	(10)%
Provision for loan losses	(4,000)	4,000	(200)%	500	—	6,000	(167)%
Charge offs	(17,304)	(14,926)	16%	(12,155)	(14,289)	(14,727)	17%
Recoveries	4,953	6,470	(23)%	2,832	3,618	4,177	19%
Net charge offs	(12,351)	(8,456)	46%	(9,323)	(10,671)	(10,550)	17%
Balance at end of period	$236,250	$252,601	(6)%	$257,058	$265,880	$276,551	(15)%
Allowance for unfunded commitments
Balance at beginning of period	$26,336	$26,336	—%	$24,400	$24,400	$25,400	4%
Provision for unfunded commitments	(1,000)	—	N/M	(500)	—	(1,000)	—%
Amount recorded at acquisition	—	—	N/M	2,436	—	—	N/M
Balance at end of period	$25,336	$26,336	(4)%	$26,336	$24,400	$24,400	4%
Allowance for credit losses	$261,586	$278,937	(6)%	$283,394	$290,280	$300,951	(13)%
Provision for credit losses	$(5,000)	$4,000	N/M	$—	$—	$5,000	(200)%
	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Net charge offs
Commercial and industrial	$(6,893)	$(6,606)	4%	$(6,599)	$(8,212)	$(9,442)	(27)%
Commercial real estate—owner occupied	(252)	270	(193)%	(1,025)	(246)	13	N/M
Commercial and business lending	(7,145)	(6,336)	13%	(7,624)	(8,458)	(9,429)	(24)%
Commercial real estate—investor	(3,958)	(1,189)	N/M	8	(164)	55	N/M
Real estate construction	(195)	48	N/M	189	(365)	(150)	30%
Commercial real estate lending	(4,153)	(1,141)	N/M	197	(529)	(95)	N/M
Total commercial	(11,298)	(7,477)	51%	(7,427)	(8,987)	(9,524)	19%
Residential mortgage	5	(135)	(104)%	(131)	(966)	(26)	(119)%
Home equity	200	140	43%	(677)	330	(87)	N/M
Other consumer	(1,258)	(984)	28%	(1,088)	(1,048)	(913)	38%
Total consumer	(1,053)	(979)	8%	(1,896)	(1,684)	(1,026)	3%
Total net charge offs	$(12,351)	$(8,456)	46%	$(9,323)	$(10,671)	$(10,550)	17%

(In basis points)	Sep 30, 2018	Jun 30, 2018		Mar 31, 2018	Dec 31, 2017	Sep 30, 2017
Net charge offs to average loans (annualized)
Commercial and industrial	(39)	(39)		(41)	(51)	(58)
Commercial real estate—owner occupied	(11)	12		(48)	(12)	1
Commercial and business lending	(36)	(33)		(42)	(47)	(51)
Commercial real estate—investor	(40)	(12)		—	(2)	1
Real estate construction	(5)	1		5	(10)	(4)
Commercial real estate lending	(30)	(8)		1	(4)	(1)
Total commercial	(34)	(22)		(24)	(30)	(31)
Residential mortgage	—	(1)		(1)	(5)	—
Home equity	9	6		(30)	15	(4)
Other consumer	(133)	(105)		(115)	(109)	(97)
Total consumer	(4)	(4)		(8)	(8)	(5)
Total net charge offs	(21)	(15)		(17)	(20)	(20)

(In thousands)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Credit Quality
Nonaccrual loans	$154,092	$204,460	(25)%	$208,553	$208,546	$210,517	(27)%
Other real estate owned (OREO)(a)	25,653	27,207	(6)%	16,919	12,608	8,483	N/M
Other nonperforming assets	6,379	7,059	(10)%	7,117	7,418	7,418	(14)%
Total nonperforming assets	$186,124	$238,726	(22)%	$232,589	$228,572	$226,418	(18)%

Loans 90 or more days past due and still accruing	$2,175	$1,839	18%	$3,393	$1,867	$1,611	35%
Allowance for loan losses to loans	1.03%	1.10%		1.13%	1.28%	1.32%
Net unaccreted purchase discount to net purchased loans	1.48%	1.58%		1.80%	—%	—%
Allowance for loan losses to nonaccrual loans	153.32%	123.55%		123.26%	127.49%	131.37%
Nonaccrual loans to total loans	0.67%	0.89%		0.91%	1.00%	1.01%
Nonperforming assets to total loans plus OREO	0.81%	1.04%		1.02%	1.10%	1.08%
Nonperforming assets to total assets	0.56%	0.71%		0.70%	0.75%	0.75%
Year-to-date net charge offs to average loans (annualized)	0.18%	0.16%		0.17%	0.19%	0.19%

(a)	The March 31, 2018 to June 30, 2018 change in OREO is primarily due to the closure of Bank Mutual properties.

Associated Banc-Corp Selected Asset Quality Information (continued)
(In thousands)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$50,146	$81,776	(39)%	$102,667	$112,786	$122,284	(59)%
Commercial real estate—owner occupied	4,779	18,649	(74)%	20,636	22,740	15,598	(69)%
Commercial and business lending	54,925	100,425	(45)%	123,303	135,526	137,882	(60)%
Commercial real estate—investor	19,725	26,503	(26)%	15,574	4,729	3,543	N/M
Real estate construction	1,154	1,544	(25)%	1,219	974	1,540	(25)%
Commercial real estate lending	20,879	28,047	(26)%	16,793	5,703	5,083	N/M
Total commercial	75,804	128,472	(41)%	140,096	141,229	142,965	(47)%
Residential mortgage	65,896	62,896	5%	55,100	53,632	54,654	21%
Home equity	12,324	12,958	(5)%	13,218	13,514	12,639	(2)%
Other consumer	68	134	(49)%	139	171	259	(74)%
Total consumer	78,288	75,988	3%	68,456	67,317	67,552	16%
Total nonaccrual loans	$154,092	$204,460	(25)%	$208,553	$208,546	$210,517	(27)%

	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$38,885	$32,438	20%	$29,580	$30,047	$32,572	19%
Commercial real estate—owner occupied	3,746	3,820	(2)%	3,892	3,989	4,077	(8)%
Commercial and business lending	42,631	36,258	18%	33,472	34,036	36,649	16%
Commercial real estate—investor	350	372	(6)%	13,683	14,389	14,294	(98)%
Real estate construction	218	222	(2)%	305	310	316	(31)%
Commercial real estate lending	568	594	(4)%	13,988	14,699	14,610	(96)%
Total commercial	43,199	36,852	17%	47,460	48,735	51,259	(16)%
Residential mortgage	16,986	17,934	(5)%	19,902	17,068	16,859	1%
Home equity	7,792	7,900	(1)%	8,098	7,705	7,987	(2)%
Other consumer	1,177	1,037	14%	1,041	1,110	1,073	10%
Total consumer	25,955	26,871	(3)%	29,041	25,883	25,919	—%
Total restructured loans (accruing)	$69,154	$63,723	9%	$76,501	$74,618	$77,178	(10)%
Nonaccrual restructured loans (included in nonaccrual loans)	$33,757	$38,005	(11)%	$23,827	$23,486	$33,520	1%
	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Accruing Loans 30-89 Days Past Due
Commercial and industrial	$5,732	$588	N/M	$880	$271	$1,378	N/M
Commercial real estate—owner occupied	6,126	193	N/M	511	48	1,522	N/M
Commercial and business lending	11,858	781	N/M	1,391	319	2,900	N/M
Commercial real estate—investor	373	828	(55)%	240	374	1,109	(66)%
Real estate construction	517	19,765	(97)%	490	251	700	(26)%
Commercial real estate lending	890	20,593	(96)%	730	625	1,809	(51)%
Total commercial	12,748	21,374	(40)%	2,121	944	4,709	171%
Residential mortgage	8,899	9,341	(5)%	15,133	9,552	8,870	—%
Home equity	8,080	7,270	11%	5,868	6,825	7,191	12%
Other consumer	1,979	1,735	14%	1,811	2,007	1,686	17%
Total consumer	18,958	18,346	3%	22,812	18,384	17,747	7%
Total accruing loans 30-89 days past due	$31,706	$39,720	(20)%	$24,934	$19,328	$22,456	41%

	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Potential Problem Loans
Commercial and industrial	$144,468	$172,177	(16)%	$196,766	$113,778	$153,779	(6)%
Commercial real estate—owner occupied	32,526	38,879	(16)%	34,410	41,997	57,468	(43)%
Commercial and business lending	176,994	211,056	(16)%	231,176	155,775	211,247	(16)%
Commercial real estate—investor	49,842	24,790	101%	46,970	19,291	46,770	7%
Real estate construction	3,392	3,168	7%	1,695	—	118	N/M
Commercial real estate lending	53,234	27,958	90%	48,665	19,291	46,888	14%
Total commercial	230,228	239,014	(4)%	279,841	175,066	258,135	(11)%
Residential mortgage	6,073	2,355	158%	2,155	1,616	650	N/M
Home equity	148	142	4%	188	195	124	19%
Other consumer	—	6	(100)%	—	—	—	N/M
Total consumer	6,221	2,503	149%	2,343	1,811	774	N/M
Total potential problem loans	$236,449	$241,517	(2)%	$282,184	$176,877	$258,909	(9)%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	September 30, 2018			June 30, 2018			September 30, 2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,938,739	$91,250	4.56%	$7,697,057	$86,771	4.52%	$7,318,594	$71,169	3.86%
Commercial real estate lending	5,420,680	68,020	4.98%	5,705,817	72,049	5.06%	4,973,436	50,396	4.02%
Total commercial	13,359,419	159,270	4.73%	13,402,874	158,820	4.75%	12,292,030	121,565	3.93%
Residential mortgage (4)	8,333,303	71,926	3.45%	8,310,358	69,774	3.36%	7,339,827	59,828	3.26%
Retail (4)	1,280,996	18,859	5.87%	1,292,196	18,466	5.72%	1,267,280	16,541	5.21%
Total loans	22,973,717	250,055	4.33%	23,005,428	247,060	4.30%	20,899,137	197,934	3.77%
Investment securities
Taxable	5,290,859	29,895	2.26%	5,518,077	30,623	2.22%	4,846,653	24,162	1.99%
Tax-exempt (1)	1,627,715	14,973	3.68%	1,497,192	13,587	3.63%	1,177,962	12,650	4.30%
Other short-term investments	582,578	4,036	2.75%	392,009	3,153	3.22%	536,043	2,492	1.85%
Investments and other	7,501,152	48,905	2.61%	7,407,277	47,363	2.56%	6,560,658	39,304	2.40%
Total earning assets	30,474,870	$298,959	3.91%	30,412,705	$294,423	3.88%	27,459,795	$237,238	3.44%
Other assets, net	3,059,317			3,022,659			2,504,232
Total assets	$33,534,187			$33,435,364			$29,964,027
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,901,960	$327	0.07%	$1,892,808	$210	0.04%	$1,545,884	$218	0.06%
Interest-bearing demand	4,988,694	13,169	1.05%	4,735,514	9,918	0.84%	3,993,275	5,778	0.57%
Money market	7,546,059	16,212	0.85%	7,190,178	12,045	0.67%	6,617,185	7,017	0.42%
Network transaction deposits	1,969,915	10,027	2.02%	2,130,854	9,503	1.79%	3,104,997	9,392	1.20%
Time deposits	2,978,314	10,382	1.38%	2,565,001	6,755	1.06%	2,187,986	5,372	0.97%
Total interest-bearing deposits	19,384,942	50,116	1.03%	18,514,355	38,431	0.83%	17,449,327	27,778	0.63%
Federal funds purchased and securities sold under agreements to repurchase	231,308	504	0.86%	259,713	538	0.83%	398,200	768	0.76%
Commercial paper	43,911	38	0.35%	65,631	51	0.31%	86,689	70	0.32%
FHLB advances	3,690,687	19,318	2.08%	4,809,071	21,279	1.77%	3,072,108	8,612	1.11%
Long-term funding	656,055	6,095	3.72%	497,517	4,544	3.65%	497,014	4,544	3.66%
Total short and long-term funding	4,621,961	25,956	2.23%	5,631,932	26,412	1.88%	4,054,011	13,994	1.37%
Total interest-bearing liabilities	24,006,903	$76,072	1.26%	24,146,287	$64,843	1.08%	21,503,338	$41,772	0.77%
Noninterest-bearing demand deposits	5,310,977			5,131,894			4,992,118
Other liabilities	454,767			436,130			283,724
Stockholders’ equity	3,761,541			3,721,053			3,184,847
Total liabilities and stockholders’ equity	$33,534,187			$33,435,364			$29,964,027
Interest rate spread			2.65%			2.80%			2.67%
Net free funds			0.27%			0.22%			0.17%
Fully tax-equivalent net interest income and net interest margin ("NIM")		$222,887	2.92%		$229,580	3.02%		$195,466	2.84%
Fully tax-equivalent adjustment		3,496			3,217			5,344
Net interest income		$219,392			$226,362			$190,122
Numbers may not sum due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

(4)	Upon conversion, certain Bank Mutual loans were reclassified from home equity to residential mortgage. All prior periods have been adjusted to reflect this change.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Nine months ended September 30,
	2018			2017
(In thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (1) (2) (3)
Commercial and business lending	$7,652,096	$252,727	4.42%	$7,280,302	$197,356	3.62%
Commercial real estate lending	5,508,720	201,573	4.89%	4,979,132	143,093	3.84%
Total commercial	13,160,815	454,300	4.61%	12,259,434	340,449	3.71%
Residential mortgage (4)	8,259,305	208,656	3.37%	6,956,937	169,231	3.24%
Retail (4)	1,269,050	54,623	5.74%	1,284,607	48,039	4.99%
Total loans	22,689,170	717,579	4.22%	20,500,978	557,719	3.63%
Investment securities
Taxable	5,460,873	90,622	2.21%	4,819,580	71,295	1.97%
Tax-exempt (1)	1,480,426	40,173	3.62%	1,153,382	37,546	4.34%
Other short-term investments	430,468	9,366	2.91%	378,052	5,581	1.97%
Investments and other	7,371,767	140,161	2.54%	6,351,014	114,422	2.40%
Total earning assets	30,060,938	$857,740	3.81%	26,851,992	$672,141	3.34%
Other assets, net	2,989,470			2,466,764
Total assets	$33,050,408			$29,318,756
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$1,839,801	$739	0.05%	$1,517,901	$607	0.05%
Interest-bearing demand	4,744,503	30,904	0.87%	3,880,379	13,779	0.47%
Money market	7,318,400	38,042	0.69%	6,254,725	15,765	0.34%
Network transaction deposits	2,168,209	28,308	1.75%	3,357,125	23,510	0.94%
Time deposits	2,753,832	23,966	1.16%	1,853,295	12,221	0.88%
Total interest-bearing deposits	18,824,746	121,959	0.87%	16,863,427	65,882	0.52%
Federal funds purchased and securities sold under agreements to repurchase	255,371	1,564	0.82%	460,672	2,107	0.61%
Commercial paper	60,979	150	0.33%	100,178	239	0.32%
FHLB advances	4,078,588	53,720	1.76%	3,028,957	20,209	0.89%
Long-term funding	550,888	15,183	3.67%	496,842	13,632	3.66%
Total short and long-term funding	4,945,826	70,617	1.91%	4,086,650	36,186	1.18%
Total interest-bearing liabilities	23,770,572	$192,576	1.08%	20,950,077	$102,068	0.65%
Noninterest-bearing demand deposits	5,176,858			4,950,252
Other liabilities	428,854			260,409
Stockholders’ equity	3,674,125			3,158,018
Total liabilities and stockholders’ equity	$33,050,408			$29,318,756
Interest rate spread			2.73%			2.69%
Net free funds			0.22%			0.14%
Fully tax-equivalent net interest income and net interest margin		$665,164	2.95%		$570,073	2.83%
Fully tax-equivalent adjustment		9,539			15,858
Net interest income		$655,625			$554,215
Numbers may not sum due to rounding.

(1)
Beginning in 2018, the yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions. Prior to 2018, the yield on tax-exempt loans and securities was computed on a fully tax-equivalent basis using a tax rate of 35% and was net of the effects of certain disallowed interest deductions.

(2)	Nonaccrual loans and loans held for sale have been included in the average balances.

(3)	Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.
(4) Upon conversion, certain Bank Mutual loans were reclassified from home equity to residential mortgage. All prior periods have been adjusted to reflect this change.

Associated Banc-Corp Loan and Deposit Composition
(In thousands)
Period end loan composition (3)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Commercial and industrial	$7,159,941	$7,109,796	1%	$6,756,983	$6,399,693	$6,534,660	10%
Commercial real estate—owner occupied	867,682	888,330	(2)%	900,913	802,209	827,064	5%
Commercial and business lending	8,027,622	7,998,126	—%	7,657,896	7,201,902	7,361,724	9%
Commercial real estate—investor	3,924,499	3,996,415	(2)%	4,077,671	3,315,254	3,345,536	17%
Real estate construction	1,416,209	1,487,159	(5)%	1,579,778	1,451,684	1,552,135	(9)%
Commercial real estate lending	5,340,708	5,483,574	(3)%	5,657,449	4,766,938	4,897,671	9%
Total commercial	13,368,330	13,481,700	(1)%	13,315,345	11,968,840	12,259,395	9%
Residential mortgage	8,227,649	8,207,253	—%	8,197,223	7,546,534	7,408,471	11%
Home equity	901,275	911,363	(1)%	923,470	883,804	890,130	1%
Other consumer	369,858	376,470	(2)%	374,453	385,813	373,464	(1)%
Total consumer	9,498,782	9,495,086	—%	9,495,146	8,816,151	8,672,065	10%
Total loans	$22,867,112	$22,976,786	—%	$22,810,491	$20,784,991	$20,931,460	9%
Purchased credit-impaired loans	$13,133	$15,900	(17)%	$14,838	$—	$—	N/M
Period end deposit and customer funding composition (4)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Noninterest-bearing demand	$5,421,270	$5,341,361	1%	$5,458,473	$5,478,416	$5,177,734	5%
Savings	1,937,006	1,887,777	3%	1,883,638	1,524,992	1,544,037	25%
Interest-bearing demand	5,096,998	4,650,407	10%	4,719,566	4,603,157	4,990,891	2%
Money market	9,087,587	9,208,993	(1)%	9,086,553	8,830,328	8,299,512	9%
Brokered CDs	235,711	228,029	3%	44,503	18,609	3,554	N/M
Other time	3,053,041	2,499,747	22%	2,632,869	2,330,460	2,317,723	32%
Total deposits	24,831,612	23,816,314	4%	23,825,602	22,785,962	22,333,451	11%
Customer funding (1)	184,269	235,804	(22)%	297,289	250,332	324,042	(43)%
Total deposits and customer funding	$25,015,882	$24,052,118	4%	$24,122,891	$23,036,294	$22,657,493	10%
Network transaction deposits (2)	$1,852,863	$2,094,670	(12)%	$2,244,739	$2,520,968	$2,622,787	(29)%
Net deposits and customer funding (Total deposits and customer funding, excluding Brokered CDs and network transaction deposits)	$22,927,308	$21,729,419	6%	$21,833,649	$20,496,717	$20,031,152	14%

Quarter average loan composition (3)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Commercial and industrial	$7,059,946	$6,804,311	4%	$6,449,898	$6,366,626	$6,487,378	9%
Commercial real estate—owner occupied	878,793	892,746	(2)%	863,723	811,758	831,216	6%
Commercial and business lending	7,938,739	7,697,057	3%	7,313,621	7,178,384	7,318,594	8%
Commercial real estate—investor	3,948,922	4,117,675	(4)%	3,866,286	3,369,785	3,346,669	18%
Real estate construction	1,471,758	1,588,141	(7)%	1,533,143	1,504,104	1,626,767	(10)%
Commercial real estate lending	5,420,680	5,705,817	(5)%	5,399,429	4,873,889	4,973,436	9%
Total commercial	13,359,419	13,402,874	—%	12,713,050	12,052,273	12,292,030	9%
Residential mortgage(5)	8,333,303	8,310,358	—%	8,066,297	7,546,288	7,339,827	14%
Home equity(5)	906,364	917,688	(1)%	917,001	885,235	894,596	1%
Other consumer	374,632	374,508	—%	382,180	379,820	372,684	1%
Total consumer	9,614,298	9,602,555	—%	9,365,479	8,811,343	8,607,107	12%
Total loans	$22,973,717	$23,005,428	—%	$22,078,529	$20,863,616	$20,899,137	10%

Quarter average deposit composition (4)	Sep 30, 2018	Jun 30, 2018	Seql Qtr % Change	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Comp Qtr % Change
Noninterest-bearing demand	$5,310,977	$5,131,894	3%	$5,084,957	$5,133,977	$4,992,118	6%
Savings	1,901,960	1,892,808	—%	1,722,665	1,554,639	1,545,884	23%
Interest-bearing demand	4,988,694	4,735,514	5%	4,503,974	4,168,550	3,993,275	25%
Money market	7,546,059	7,190,178	5%	7,215,329	6,520,052	6,617,185	14%
Network transaction deposits	1,969,915	2,130,854	(8)%	2,408,681	2,517,737	3,104,997	(37)%
Time deposits	2,978,314	2,565,001	16%	2,715,292	2,354,828	2,187,986	36%
Total deposits	$24,695,918	$23,646,250	4%	$23,650,898	$22,249,783	$22,441,445	10%
N/M = Not meaningful
Numbers may not sum due to rounding.

(1)	Includes repurchase agreements and commercial paper.
(2) Included above in interest-bearing demand and money market.
(3) On February 1, 2018, the Corporation acquired Bank Mutual and added $1.9 billion of loans.
(4) On February 1, 2018, the Corporation acquired Bank Mutual and assumed $1.8 billion of deposits.
(5) Upon conversion, certain Bank Mutual loans were reclassified from home equity to residential mortgage. All prior periods have been adjusted to reflect this change.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
(In millions, except per share data)		YTD Sep 2018	YTD Sep 2017	3Q18	2Q18	1Q18	4Q17	3Q17
Tangible common equity reconciliation (1)
Common equity				$3,540	$3,611	$3,553	$3,078	$3,044
Goodwill and other intangible assets, net				(1,247)	(1,247)	(1,233)	(992)	(986)
Tangible common equity				$2,293	$2,364	$2,320	$2,086	$2,058
Tangible assets reconciliation (1)
Total assets				$33,489	$33,653	$33,367	$30,484	$30,065
Goodwill and other intangible assets, net				(1,247)	(1,247)	(1,233)	(992)	(986)
Tangible assets				$32,242	$32,406	$32,134	$29,492	$29,079
Average tangible common equity and average common equity tier 1 reconciliation(1)
Common equity		$3,510	$2,998	$3,589	$3,561	$3,377	$3,056	$3,025
Goodwill and other intangible assets, net		(1,197)	(987)	(1,246)	(1,236)	(1,108)	(992)	(986)
Tangible common equity		2,313	2,011	2,343	2,325	2,269	2,064	2,039
Accumulated other comprehensive loss (income)		111	51	125	117	89	62	49
Deferred tax assets (liabilities), net		40	32	45	47	32	29	32
Average common equity Tier 1		$2,464	$2,094	$2,513	$2,489	$2,390	$2,155	$2,120
Selected Trend Information (2)
Insurance commissions and fees				$22	$24	$23	$19	$20
Service charges and deposit account fees				17	16	16	16	16
Card-based and loan fees				14	14	13	14	13
Trust and asset management fees				14	13	13	13	13
Brokerage commissions and fees				7	7	7	7	4
Fee-based revenue				74	75	73	69	66
Other				14	18	17	16	20
Total noninterest income				$88	$93	$90	$85	$86
Selected equity and performance ratios (1) (3)
Tangible common equity / tangible assets				7.11%	7.29%	7.22%	7.07%	7.08%
Return on average equity		8.90%	7.59%	9.06%	9.61%	7.96%	6.17%	8.10%
Return on average tangible common equity		13.73%	11.45%	14.14%	14.98%	11.99%	9.16%	12.20%
Return on average common equity Tier 1		12.89%	11.00%	13.18%	14.00%	11.39%	8.77%	11.73%
Efficiency ratio reconciliation (4)
Federal Reserve efficiency ratio		67.50%	65.64%	66.12%	65.77%	70.76%	66.93%	63.92%
Fully tax-equivalent adjustment		(0.69)%	(1.27)%	(0.75)%	(0.65)%	(0.66)%	(1.30)%	(1.21)%
Other intangible amortization		(0.64)%	(0.18)%	(0.73)%	(0.68)%	(0.51)%	(0.18)%	(0.16)%
Fully tax-equivalent efficiency ratio		66.18%	64.19%	64.66%	64.45%	69.60%	65.45%	62.55%
Acquisition related costs adjustment		(3.33)%	—%	(0.94)%	(2.40)%	(6.60)%	—%	—%
Fully tax-equivalent efficiency ratio, excluding acquisition related costs		62.85%	64.19%	63.72%	62.05%	63.00%	65.45%	62.55%
Acquisition Related Costs	YTD 2018	YTD 2018 per share data(6)	3Q 2018	3Q 2018 per share data(6)	2Q 2018	2Q 2018 per share data(6)	1Q 2018	1Q 2018 per share data(6)
GAAP earnings	$238	$1.38	$84	$0.48	$87	$0.50	$67	$0.40
Change of control and severance	7		1		(1)		7
Merger advisors and consultants	5		1		—		4
Facilities and other	8		1		2		5
Contract terminations and conversion costs	11		—		6		5
Asset losses (gains), net	$2		$1		$1		$—
Total acquisition related costs	$32		$3		$8		$21
Less additional tax expense	$8		$1		$2		$5
Earnings, excluding acquisition related costs (5)	$262	$1.52	$87	$0.49	$93	$0.53	$83	$0.50
Numbers may not sum due to rounding.

(1)
The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

(2)	These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.

(3)
These capital measurements are used by management, regulators, investors, and analysts to assess, monitor and compare the quality and composition of our capital with the capital of other financial services companies.

(4)
The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net. Management believes the fully tax-equivalent efficiency ratio, which adjusts net interest income for the tax-favored status of certain loans and investment securities, to be the preferred industry measurement as it enhances the comparability of net interest income arising from taxable and tax-exempt sources.

(5)
This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share and provide greater understanding of ongoing operations and enhanced comparability of results with prior periods.

(6)	Earnings and per share data presented after-tax.